UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: June 24, 2015

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed by the Company in a Form 8-K filed on June 12, 2015, Sillerman Investment Company IV, LLC., an affiliate of , Robert F.X. Sillerman, our Executive Chairman and Chief Executive Officer of the Company, agreed to provide a Line of Credit to the Company of up to $10,000,000 (the “Line of Credit”), at which time an advance of $1,000,000 was made. On June 24, 2015, the Company borrowed an additional $2,000,000 so that $3,000,000 is now outstanding. The terms of the Line of Credit are set forth in such Form 8-K and are hereby incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is incorporated by reference from Item 1.01 above.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2015, Gregory Consiglio, the Company’s President and Chief Operating Officer, notified the Company that he is resigning from that position effective as of the close of business on June 30, 2015. The Nominating Committee of the Company’s Board of Directors intends to nominate Mr. Consiglio to become a member of the Company’s Board of Directors at the Company’s next annual stockholders meeting.

Item 8.01 Other Events

As previously disclosed in our Quarterly Report on Form 10-Q for the period ended March 31, 2015, the Company intended to form a Special Committee of independent directors to review strategic alternatives for the Company. The Special Committee has been formed and Peter Horan, Michael Meyer and Birame Sock, each considered by the Board of Directors to be an independent director, have agreed to serve on such committee. These alternatives could include, among others, possible joint ventures, strategic partnerships, marketing alliances, sale of the Company, or other possible transactions. The Special Committee will evaluate, negotiate and, if the Special Committee so determines in its sole discretion, recommend to the Company’s full Board of Directors, any transaction suggested as a result of such negotiations. The Special Committee was formed because Mr. Sillerman and his affiliates are significant stockholders of the Company.

As previously set forth in a Form 8-K filed on March 20, 2015, Mr. Sillerman has proposed for consideration a transaction involving a purchase of the Wetpaint related assets owned by the Company and he has indicated he may otherwise propose an alternative transaction in which he may have an interest, including, without limitation, an offer to acquire all of shares of the Company that he does not already own or an offer to purchase certain other assets or subsidiaries of the Company. However, such expression of interest by Mr. Sillerman in making a proposal to the Company are very preliminary and there can be no assurance that any such proposal to the Company will be made, and Mr. Sillerman has not taken any substantial steps in furtherance thereof.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description

10.1	Form of Promissory Note (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed on June 12, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC. By:/s/ Mitchell J. Nelson
Name:Mitchell J. Nelson Title: Executive Vice President and Secretary
DATE: June 29, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Promissory Note (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed on June 12, 2015)